EXHIBIT 23.3

Consent of Independent Auditors

We consent to the use in this Registration Statement on Form S-4 of Flexible Solutions International, Inc. of our report dated July 25, 2022, relating to the consolidated financial statements of Lygos, Inc. (which report expresses an unqualified opinion and includes an emphasis-of-matter paragraph relating to a going concern uncertainty). We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ Moss Adams LLP

San Francisco, California
July 25, 2022